AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2001 REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ESS TECHNOLOGY, INC.
               (Exact Name of Company as Specified in Its Charter)

           CALIFORNIA                                           94-2928582
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)
                             48401 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
                                 (510) 492-1088
          (Address, Including Zip Code, of Principal Executive Offices)


                        1995 EMPLOYEE STOCK PURCHASE PLAN
                           1997 EQUITY INCENTIVE PLAN
                        1995 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 ROBERT L. BLAIR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             48401 FREMONT BOULEVARD
                            FREMONT, CALIFORNIA 94538
                                 (510) 492-1088


                                    COPY TO:
                                   PETER COHN
                                 LOWELL D. NESS
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                 1020 MARSH ROAD
                              MENLO PARK, CA 94025
                                 (650) 614-7400

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                               Proposed               Proposed
              Title of                                          Maximum               Maximum              Amount of
          Securities to be               Amount to be       Offering Price           Aggregate            Registration
             Registered                 Registered (1)         Per Share           Offering Price             Fee
=======================================================================================================================
 1995 Employee Stock Purchase Plan
     Common stock, no par value         500,000 shares        $12.47 (2)           $6,235,000(2)             $1,750
=======================================================================================================================
     1997 Equity Incentive Plan
     Common stock, no par value        5,000,000 shares       $12.47 (2)           $62,350,000(2)           $15,750
=======================================================================================================================
 1995 Directors' Stock Option Plan
     Common stock, no par value         300,000 shares        $12.47 (2)           $3,741,000(2)             $1,000

=======================================================================================================================
               Total                   5,800,000 shares                             $72,326,000             $18,250
=======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(h) and (c) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the common stock of the Registrant as reported on the Nasdaq National Market on October 30, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
(a) above;

(c) The description of the Registrant's common stock, no par value, which is contained in the Registrant's Form 8-A Registration Statement filed under
Section 12 of the Exchange Act on October 5, 1995, including any amendment or report filed for the purpose of updating such description; and


(d) The restated financial statements showing Vialta as a discontinued operation and the accompanying Management's Discussion and Analysis set forth in Registrant's Report on Form 8-K filed on November 6, 2001.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Peter Cohn, a partner of Orrick, Herrington & Sutcliffe LLP, counsel to the Registrant, serves as the Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 317 of the California Corporations Code authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Registrant has entered into indemnification agreements with its directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms. Article III of the Registrant's Amended and Restated Articles of Incorporation provides for indemnification of its directors and officers to the maximum extent permitted by the California Corporations Code and Section 6.1 of Article VI of the Registrant's Bylaws provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

        Exhibit
        Number    Document

        4.1 Registration Rights Agreement dated May 28, 1999 among the Registrant and certain security holders. (Incorporated herein by reference to Exhibit 10.07 to the Registration Statement on Form S-1, filed on August 4, 1995.)

         5.1      Opinion of Orrick, Herrington & Sutcliffe LLP.

        23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

        23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

        24.1 Power of Attorney (see signature page to this Registration Statement).

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 6th day of November 2001.

                                      ESS TECHNOLOGY, INC.

                                      By:  /s/     ROBERT L. BLAIR
                                           -------------------------------------
                                           Robert L. Blair
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Robert L. Blair and James B. Boyd, and each of them, as his, her or its attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by this registration statement and its amendments, if any, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                              TITLE                                      DATE

/s/ ROBERT L. BLAIR                    Director, President and                    November 6, 2001
------------------------------------
       Robert L. Blair                 Chief Executive Officer

/s/ JAMES B. BOYD                      Chief Financial Officer                    November 6, 2001
------------------------------------
        James B. Boyd                  (Principal Accounting Officer)

/s/ FRED S.L. CHAN                     Chairman of the Board of Directors         November 6, 2001
-----------------------------------
       Fred S.L. Chan

/s/ ANNIE M.H. CHAN                    Director                                   November 6, 2001
------------------------------------
       Annie M.H. Chan

/s/ PETER T. MOK                       Director                                   November 6, 2001
------------------------------------
        Peter T. Mok

/s/ DAVID S. LEE                       Director                                   November 6, 2001
------------------------------------
        David S. Lee

/s/ DOMINIC NG                         Director                                   November 6, 2001
------------------------------------
         Dominic Ng

                                  EXHIBIT INDEX

         Exhibit
         Number            Document
         ------            --------

         4.1 Registration Rights Agreement dated May 28, 1999 among the Registrant and certain security holders. (Incorporated herein by reference to Exhibit 10.07 to the Registration Statement on Form S-1, filed on August 4, 1995.)

         5.1               Opinion of Orrick, Herrington & Sutcliffe LLP.

         23.1              Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

         23.2 Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney (see signature page to this Registration Statement).